EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4273
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2026 THIRD QUARTER RESULTS
Delivers Revenue, Gross Margin, and Earnings Per Share Exceeding the High End of the Outlook Range;
Sees Continued Strong Broad Based Demand

LIVERMORE, Calif. — October 28, 2026 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2026 ended September 26, 2026. Quarterly revenues were $280.5 million, an increase of 8.6% compared to $258.2 million in the second quarter of fiscal 2026, and an increase of 38.4% from $202.7 million in the third quarter of fiscal 2025.

•Fourth consecutive quarterly revenue record, nearly 40% higher than the prior year quarter
•Ten percent sequential growth in Foundry & Logic, with broad-based strength across multiple end applications
•Greater than twenty percent sequential growth in Systems segment revenue on higher demand for co-packaged optics
•Following the end of the third quarter, announced expansion of longstanding partnership with Teradyne aimed at accelerating the development, validation, and high-volume production of next-generation semiconductor applications enabling high-performance compute

“FormFactor continued its strong momentum during the third quarter, delivering growth in revenue, gross margin, and earnings per share that exceeded the high end of our guidance,” said Mike Slessor, CEO of FormFactor, Inc. “These results underscore the strength of our diversified leadership position at the intersection of high-performance compute and advanced packaging, and our ability to meet rising customer demand by increasing output within our existing manufacturing footprint.”

Third Quarter Highlights

On a GAAP basis, net income for the third quarter of fiscal 2026 was $73.8 million, or $0.93 per fully-diluted share, compared to net income for the second quarter of fiscal 2026 of $56.2 million, or $0.71 per fully-diluted share, and net income for the third quarter of fiscal 2025 of $15.7 million, or $0.20 per fully-diluted share. Gross margin for the third quarter of 2026 was 54.7%, compared with 50.7% in the second quarter of 2026, and 39.8% in the third quarter of 2025.

On a non-GAAP basis, net income for the third quarter of fiscal 2026 was $82.3 million, or $1.04 per fully-diluted share, compared to net income for the second quarter of fiscal 2026 of $65.0 million, or $0.82 per fully-diluted share, and net income for the third quarter of fiscal 2025 of $25.7 million, or $0.33 per fully-diluted share. On a non-GAAP basis, gross margin for the third quarter of 2026 was 56.5%, compared with 53.3% in the second quarter of 2026, and 41.0% in the third quarter of 2025.

GAAP net cash provided by operating activities for the third quarter of fiscal 2026 was $104.3 million, compared to $61.8 million for the second quarter of fiscal 2026, and $27.0 million for the third quarter of fiscal 2025. Free cash flow for the third quarter of fiscal 2026 was $64.8 million, compared to free cash flow for the second quarter of fiscal 2026 of $52.6 million, and free cash flow for the third quarter of 2025 of $19.7 million.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Outlook

Dr. Slessor added, “Our fourth-quarter outlook reflects continued broad-based strength in demand. While the productivity gains from our existing manufacturing footprint are moderating as we approach its capacity limits, we are bringing our new Farmers Branch factory online, which will provide additional capacity to support our growth.”

For the fourth quarter ending December 26, 2026, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$285 million +/- $10 million	—	$285 million +/- $10 million
Gross margin	52.3% +/- 1.5%	$4.9 million	54.0% +/- 1.5%
Net income per diluted share	$0.84 +/- $0.09	$0.11	$0.95 +/- $0.09
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, amortization of intangible assets, and restructuring charges, net of applicable income tax impacts.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PT, or 4:25 p.m. ET, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and nine months ended September 26, 2026, and for outlook provided before, as well as for the comparable period of fiscal 2025, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to optimize device performance and advance yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, market demand, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, including under the heading “Outlook” above, the Company's performance, the Company's business strategies, the Company’s production plans, including the expected benefits of the Farmers Branch site, the expected benefits of the Company’s collaboration with Teradyne, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “forecast,” “continue,” and “prospect,” and the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in and impacts from export control, tariffs and other trade barriers; changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions and investments; demand volatility and cyclicality of the industry; advancement of artificial intelligence; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as tariffs, military conflicts, political volatility, and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. In addition, there are varying barriers to international trade, including restrictive trade and export regulations such as the US-China restrictions, dynamic tariffs, trade disputes between the U.S. and other countries, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2026	June 27, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Revenues	$280,547	$258,242	$202,676	$764,933	$569,830
Cost of revenues	127,151	127,320	122,050	393,821	351,743
Gross profit	153,396	130,922	80,626	371,112	218,087
Operating expenses:
Research and development	29,504	31,099	28,686	91,383	85,279
Selling, general and administrative	35,920	37,165	32,971	105,377	97,907
Factory start-up costs	6,375	4,859	964	18,308	1,321
Total operating expenses	71,799	73,123	62,621	215,068	184,507
Operating income	81,597	57,799	18,005	156,044	33,580
Interest income, net	3,336	2,683	1,976	8,193	7,935
Other income (expense), net	(143)	212	444	510	1,328
Income before income taxes and equity investment	84,790	60,694	20,425	164,747	42,843
Provision for income taxes	13,114	6,729	5,937	20,239	9,384
Income (loss) from equity investment	2,144	2,242	1,168	5,903	(2,316)
Net income	$73,820	$56,207	$15,656	$150,411	$31,143
Net income per share:
Basic	$0.94	$0.72	$0.20	$1.93	$0.40
Diluted	$0.93	$0.71	$0.20	$1.89	$0.40
Weighted-average number of shares used in per share calculations:
Basic	78,287	78,036	77,387	78,049	77,270
Diluted	79,447	79,607	77,734	79,385	77,684

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2026	June 27, 2026	September 27, 2025	September 26, 2026	September 27, 2025
GAAP Gross Profit	$153,396	$130,922	$80,626	$371,112	$218,087
Adjustments:
Restructuring charges	2,767	4,292	116	28,557	359
Stock-based compensation	1,626	1,660	1,941	5,068	5,636
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	697	745	490	2,101	1,560
Non-GAAP Gross Profit	$158,486	$137,619	$83,173	$406,838	$225,642

GAAP Gross Margin	54.7%	50.7%	39.8%	48.5%	38.3%
Adjustments:
Restructuring charges	1.0%	1.7%	0.1%	3.7%	0.1%
Stock-based compensation	0.6%	0.6%	0.9%	0.7%	0.9%
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	0.2%	0.3%	0.2%	0.3%	0.3%
Non-GAAP Gross Margin	56.5%	53.3%	41.0%	53.2%	39.6%

GAAP operating expenses	$71,799	$73,123	$62,621	$215,068	$184,507
Adjustments:
Restructuring charges	(84)	(201)	(273)	(2,108)	(3,291)
Stock-based compensation	(7,176)	(6,930)	(7,575)	(20,327)	(23,067)
Amortization of intangibles	(98)	(196)	(191)	(294)	(573)
Costs related to sale and acquisition of businesses	(24)	(142)	—	(262)	(272)
Non-GAAP operating expenses	$64,417	$65,654	$54,582	$192,077	$157,304

GAAP operating income	$81,597	$57,799	$18,005	$156,044	$33,580
Adjustments:
Restructuring charges	2,851	4,493	389	30,665	3,650
Stock-based compensation	8,802	8,590	9,516	25,395	28,703
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	795	941	681	2,395	2,133
Costs related to sale and acquisition of businesses	24	142	—	262	272
Non-GAAP operating income	$94,069	$71,965	$28,591	$214,761	$68,338

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2026	June 27, 2026	September 27, 2025	September 26, 2026	September 27, 2025
GAAP net income	$73,820	$56,207	$15,656	$150,411	$31,143
Adjustments:
Restructuring charges	2,851	4,493	389	30,665	3,650
Stock-based compensation	8,802	8,590	9,516	25,395	28,703
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	795	941	681	2,395	2,133
Costs related to sale and acquisition of businesses, net of gain on sale of assets	24	142	91	186	3,768
Income tax effect of non-GAAP adjustments	(4,014)	(5,367)	(649)	(17,255)	(4,487)
Non-GAAP net income	$82,278	$65,006	$25,684	$191,797	$64,910

GAAP net income per share:
Basic	$0.94	$0.72	$0.20	$1.93	$0.40
Diluted	$0.93	$0.71	$0.20	$1.89	$0.40

Non-GAAP net income per share:
Basic	$1.05	$0.83	$0.33	$2.46	$0.84
Diluted	$1.04	$0.82	$0.33	$2.42	$0.84

GAAP net cash provided by operating activities	$104,270	$61,803	$26,991	$211,034	$69,423
Adjustments:
Sale of business and acquisition related payments in working capital	75	265	83	1,216	1,472
Cash paid for interest	81	83	89	249	276
Capital expenditures	(39,648)	(9,599)	(7,505)	(64,439)	(92,345)
Free cash flow	$64,778	$52,552	$19,658	$148,060	$(21,174)

GAAP net cash provided by (used in) investing activities	$(62,038)	$(65,304)	$6,718	$(150,749)	$(156,495)
GAAP net cash used in financing activities	$(14,653)	$(9,526)	$(2,382)	$(25,375)	$(9,560)

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 26, 2026	September 27, 2025
Cash flows from operating activities:
Net income	$150,411	$31,143
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,639	28,161
Stock-based compensation expense	25,556	28,703
Provision for excess and obsolete inventories	10,615	9,922
Loss (income) from equity investment	(5,903)	2,316
Non-cash restructuring charges	15,437	2,119
Other activity impacting operating cash flows	(11,721)	(32,941)
Net cash provided by operating activities	211,034	69,423
Cash flows from investing activities:
Acquisition of property, plant and equipment	(64,439)	(92,345)
Proceeds from sale of assets	875	103
Purchase of equity investment	—	(67,156)
Purchases of marketable securities, net	(87,185)	2,903
Net cash used in investing activities	(150,749)	(156,495)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	—	(26,244)
Proceeds from issuances of common stock	11,102	26,119
Principal repayments on term loans	(850)	(826)
Tax withholdings related to net share settlements of equity awards	(35,627)	(8,609)
Net cash used in financing activities	(25,375)	(9,560)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(188)	537
Net increase (decrease) in cash, cash equivalents and restricted cash	34,722	(96,095)
Cash, cash equivalents and restricted cash, beginning of period	107,047	197,206
Cash, cash equivalents and restricted cash, end of period	$141,769	$101,111

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 26, 2026	June 27, 2026	December 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$138,179	$109,761	$103,330
Marketable securities	257,233	235,879	171,842
Accounts receivable, net of allowance for credit losses	152,663	155,777	125,416
Inventories, net	129,635	121,409	110,884
Restricted cash	729	765	1,063
Prepaid expenses and other current assets	45,855	45,918	44,519
Total current assets	724,294	669,509	557,054
Restricted cash	2,861	2,621	2,654
Operating lease, right-of-use-assets	13,497	15,089	17,202
Property, plant and equipment, net of accumulated depreciation	300,369	265,402	259,068
Equity investment	70,467	65,891	64,096
Goodwill	212,562	212,557	216,029
Intangible assets, net	17,172	17,961	16,302
Deferred tax assets	87,682	90,916	89,524
Other assets	2,797	2,534	2,433
Total assets	$1,431,701	$1,342,480	$1,224,362

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,408	$77,427	$47,436
Accrued liabilities	57,714	53,292	47,535
Current portion of long-term debt, net of unamortized issuance costs	1,161	1,153	1,137
Deferred revenue	36,589	23,976	20,091
Deferred grant	18,000	—	—
Operating lease liabilities	8,126	8,317	7,662
Total current liabilities	196,998	164,165	123,861
Long-term debt, less current portion, net of unamortized issuance costs	10,197	10,491	11,071
Deferred tax liabilities	2,281	2,382	1,600
Long-term operating lease liabilities	8,276	9,951	12,488
Deferred grant	—	18,000	18,000
Other liabilities	32,665	26,131	21,939
Total liabilities	250,417	231,120	188,959

Stockholders’ equity:
Common stock	78	78	78
Additional paid-in capital	864,843	870,028	863,547
Accumulated other comprehensive loss	(9,354)	(10,643)	(3,528)
Accumulated income	325,717	251,897	175,306
Total stockholders’ equity	1,181,284	1,111,360	1,035,403
Total liabilities and stockholders’ equity	$1,431,701	$1,342,480	$1,224,362

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understand financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” included in this press release.

Source: FormFactor, Inc.
FORM-F